Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)       ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

PRIMEDIA Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3647573
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Canoe & Kayak, Inc.

(Exact name of obligor as specified in its charter)

Delaware	41-1895510
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Channel One Communications Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3783278
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Cover Concepts Marketing Services, LLC

(Exact name of obligor as specified in its charter)

Delaware	04-3370389
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CSK Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3023395
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Films for the Humanities & Sciences, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-1932571
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Go Lo Entertainment, Inc.

(Exact name of obligor as specified in its charter)

Delaware	93-4307031
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Haas Publishing Companies, Inc.

(Exact name of obligor as specified in its charter)

Delaware	58-1858150
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hacienda Productions, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-4167234
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

HPC Brazil, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-4083040
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

IntelliChoice, Inc.

(Exact name of obligor as specified in its charter)

California	77-0168905
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kagan Media Appraisals, Inc.

(Exact name of obligor as specified in its charter)

California	77-0157500
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kagan Seminars, Inc.

(Exact name of obligor as specified in its charter)

California	94-2515843
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Kagan World Media, Inc.

(Exact name of obligor as specified in its charter)

Delaware	77-0225377
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

McMullen Argus Publishing, Inc.

(Exact name of obligor as specified in its charter)

California	95-2663753
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Media Central IP Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-4199107
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Motor Trend Auto Shows Inc.

(Exact name of obligor as specified in its charter)

Delaware	57-1157124
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Paul Kagan Associates, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-4140957
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Business Magazines & Media Inc.

(Exact name of obligor as specified in its charter)

Delaware	48-1071277
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Companies Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-4177687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Enthusiast Publications, Inc.

(Exact name of obligor as specified in its charter)

Pennsylvania	23-1577768
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Finance Shared Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-4144616
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Holdings III Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3617238
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Information Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3555670
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Leisure Group Inc.

(Exact name of obligor as specified in its charter)

Delaware	51-0386031
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Magazines Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3616344
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Magazine Finance Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3616343
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Special Interest Publications Inc.

(Exact name of obligor as specified in its charter)

Delaware	52-1654079
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Specialty Group Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-4099296
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Workplace Learning LLC

(Exact name of obligor as specified in its charter)

Delaware	13-4119787
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRIMEDIA Workplace Learning LP

(Exact name of obligor as specified in its charter)

Delaware	13-4119787
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Simba Information, Inc.

(Exact name of obligor as specified in its charter)

Connecticut	06-1281600
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Virtual Flyshop, Inc.

(Exact name of obligor as specified in its charter)

Colorado	84-1318377
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

745 Fifth Avenue New York, New York	10151
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York10005

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 19th day of March, 2004.

THE BANK OF NEW YORK

By:	/S/ ROBERT A. MASSIMILLO
	Name:	ROBERT A. MASSIMILLO
	Title:	VICE PRESIDENT

3

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,752,987
Interest-bearing balances	7,153,561
Securities:
Held-to-maturity securities	260,388
Available-for-sale securities	21,587,862
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	165,000
Securities purchased under agreements to resell	2,804,315
Loans and lease financing receivables:
Loans and leases held for sale	557,358
Loans and leases, net of unearned income	36,255,119
LESS: Allowance for loan and lease losses	664,233
Loans and leases, net of unearned income and allowance	35,590,886
Trading Assets	4,892,480
Premises and fixed assets (including capitalized leases)	926,789
Other real estate owned	409
Investments in unconsolidated subsidiaries and associated companies	277,788
Customers’ liability to this bank on acceptances outstanding	144,025
Intangible assets
Goodwill	2,635,322
Other intangible assets	781,009
Other assets	7,727,722
Total assets	$89,257,901

LIABILITIES
Deposits:
In domestic offices	$33,763,250
Noninterest-bearing	14,511,050
Interest-bearing	19,252,200
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,980,400
Noninterest-bearing	341,376
Interest-bearing	22,639,024
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	545,681
Securities sold under agreements to repurchase	695,658
Trading liabilities	2,338,897
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,078,363
Bank’s liability on acceptances executed and outstanding	145,615
Subordinated notes and debentures	2,408,665
Other liabilities	6,441,088
Total liabilities	$80,397,617

Minority interest in consolidated subsidiaries	640,126

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,077,255
Retained earnings	4,955,319
Accumulated other comprehensive income	52,300
Other equity capital components	0
Total equity capital	8,220,158
Total liabilities minority interest and equity capital	$89,257,901

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors